                                  EXHIBIT 4.2
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

        The unaudited pro forma consolidated financial information gives effect to the Merger to be accounted for as a pooling of interests. The consolidated financial information on the following pages presents (i) the historical consolidated balance sheets of both IntelliQuest Information Group, Inc. ("IntelliQuest") and Pipeline Communications, Inc. ("Pipeline") at March 31, 1996 and the pro forma consolidated balance sheet as of March 31, 1996, giving effect to the Merger as if it had occurred on that date; and (ii) the historical consolidated statements of income of both IntelliQuest and Pipeline for the three months ended March 31, 1996, and for each of the three years in the period ended December 31, 1995, and the pro forma consolidated statements of income for the three months ended March 31, 1996 and for each of the three years in the period ended December 31, 1995, giving effect to the Merger as if it had been effected for all periods presented. Certain reclassifications have been made to the historical financial information to conform presentation. Intercompany transactions between IntelliQuest and Pipeline have been eliminated accordingly.

        The pro forma consolidated financial information is intended for informational purposes and may not be indicative of the combined financial position or results of operations that actually would have occurred had the transaction been consummated during the periods or as of the dates indicated, or which will be attained in the future. The pro forma consolidated financial information should be read in conjunction with IntelliQuest's Consolidated Financial Statements and notes thereto located in the Company's Registration Statement on Form S-1 as filed with the United States Securities and Exchange Commission on March 21, 1996, and the financial statements and notes thereto of Pipeline, appearing as exhibit 4.1 to this form 8-KA filing and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 of IntelliQuest.

                      INTELLIQUEST INFORMATION GROUP INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1996
                                 (IN THOUSANDS)


                                                                   Pro Forma
                                        IntelliQuest   Pipeline   Adjustments  ProForma
                                        ------------   ---------  -----------  ----------
              ASSETS
Current Assets:
   Cash and equivalents...............       $26,288    $    861                 $ 27,149
   Accounts receivable, net...........         2,586         507          (10)      3,083
   Unbilled revenues..................         1,017                                1,017
   Projects in process................           926                                  926
   Prepaid expenses and other assets..            46         136                      182
                                             -------    --------  -----------    --------
     Total current assets                     30,863       1,504          (10)     32,357
   Furniture and equipment, net.......         1,530         308                    1,838
   Other assets.......................            75          27                      102
                                             -------    --------  -----------     -------
     Total assets.....................       $32,468    $  1,839  $       (10)    $34,297
                                             =======    ========  ===========     =======
     LIABILTIES, REDEEMABLE
       PREFERRED STOCK AND
       STOCKHOLDERS' EQUITY
           (DEFICIT)
Current liabilities:
   Accounts payable...................       $ 1,417    $   165   $       (10)    $ 1,572
   Accrued liabilities................         1,076                                1,076
   Deferred revenues..................         1,553        390                     1,943
   Other current liabilities..........            78        146                       224
                                             -------    -------   -----------     -------
     Total current liabilities........         4,124        701           (10)      4,815
   Capital lease obligations and
     deferred rent....................           117                                  117
                                             -------    -------   -----------     -------
     Total liabilities................         4,241        701           (10)      4,932
                                             -------    -------   -----------     -------
Preferred stock.......................                    1,343        (1,343)          0
                                             -------    -------   -----------     -------
Common stock..........................             1                                    1
Capital in excess of par value........        30,412      1,014         1,187      32,613
Deferred compensation.................           (57)                                 (57)
Accumulated deficit...................        (2,129)    (1,219)          156      (3,192)
                                             -------    -------   -----------     -------
Stockholders' equity..................        28,227       (205)        1,343      29,365
                                             -------    -------   -----------     -------
Total liabilities, redeemable
preferred stock and stockholders'            $32,468    $ 1,839          ($10)    $34,297
equity (deficit)......................       =======    =======   ===========     =======



                      INTELLIQUEST INFORMATION GROUP, INC.
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    PRO FORMA
                                          INTELLIQUEST  PIPELINE   ADJUSTMENTS   PRO FORMA
                                          ------------  --------  ------------   ---------
Revenues:
     Renewable subscription-based               $1,661    $    0      $      0      $ 1661
        products........................
     Renewable proprietary products.....         1,394       612           (13)      1,993
     Proprietary project research.......           305       140             0         445
                                                ------    ------      --------      ------
     Total revenues.....................         3,360       752           (13)      4,099

Operating expenses:
     Cost of revenues...................         1,538       297           (13)      1,822
     Sales, general and administrative..           985       377             0       1,362
     Product development................           522        86             0         608
     Depreciation and amortization......           144         3             0         147
                                                ------    ------      --------      ------
     Total operating expenses...........         3,189       763           (13)      3,939
                                                ------    ------      --------      ------

Operating income (loss).................           171       (11)            0         160

Interest income (expense), net..........            13         7             0          20
                                                ------    ------      --------      ------
Income (loss) before income taxes.......           184        (4)            0         180
Provision (benefit) for income taxes....            78         0             0          78
                                                ------    ------      --------      ------
Net income (loss).......................        $  106    $   (4)     $      0      $  102
                                                ======    ======      ========      ======

Net income per share....................           .02      (.00)                      .02
Weighted average number of
     common and common
     equivalent shares outstanding......         5,195     1,225                     5,724


                      INTELLIQUEST INFORMATION GROUP, INC.
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     PRO FORMA
                                          INTELLIQUEST   PIPELINE   ADJUSTMENTS   PRO FORMA
                                          ------------   --------   -----------   ---------
Revenues:
     Renewable subscription-based
        products........................       $ 8,064     $    0          $  0     $  8064
     Renewable proprietary products.....         6,618      1,516           (14)      8,120
     Proprietary project research.......         2,292        638             0       2,930
                                               -------     ------          ----     -------
     Total revenues.....................        16,974      2,154           (14)     19,114

Operating expenses:
     Cost of revenues...................         9,298        819           (14)     10,103
     Sales, general and administrative..         4,284      1,291             0       5,575
     Product development................         1,575        404             0       1,979
     Depreciation and amortization......           303         14             0         317
                                               -------     ------          ----     -------
     Total operating expenses...........        15,460      2,528           (14)     17,974
                                               -------     ------          ----     -------

Operating income (loss).................         1,514       (374)            0       1,140

Interest income (expense), net..........           (10)        28             0          18
                                               -------     ------          ----     -------
Income (loss) before income taxes.......         1,504       (346)            0       1,158
Provision (benefit) for income taxes....           593          0             0         593
                                               -------     ------          ----     -------
Net income (loss).......................       $   911      ($346)         $  0     $   565
                                               =======     ======          ====     =======
Net income per share....................           .18       (.29)                      .10
Weighted average number of
     common and common
     equivalent shares outstanding......         5,012      1,190                     5,526

                      INTELLIQUEST INFORMATION GROUP, INC.
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994

                                 (IN THOUSANDS)

                                                                     PRO FORMA
                                          INTELLIQUEST   PIPELINE   ADJUSTMENTS  PRO FORMA
                                          -------------  ---------  -----------  ----------
Revenues:
     Renewable subscription-based              $ 6,157     $    0            $0    $ 6,157
        products........................
     Renewable proprietary products.....         3,711        474             0      4,185
     Proprietary project research.......         3,115        532             0      3,647
                                               -------     ------            --    -------
     Total revenues.....................        12,983      1,006             0     13,989

Operating expenses:
     Cost of revenues...................         8,160        297             0      8,457
     Sales, general and administrative..         3,355        641             0      3,996
     Product development................         1,230        315             0      1,545
     Depreciation and amortization......           249         16             0        265
                                               -------     ------            --    -------
    Total operating expenses............        12,994      1,269             0     14,263
                                               -------     ------            --    -------

Operating income (loss).................           (11)      (263)            0       (274)

Interest income (expense), net..........           (11)        (2)            0        (13)
                                               -------     ------            --    -------
Income (loss) before income taxes.......           (22)      (265)            0       (287)
Provision (benefit) for income taxes....             2          0             0          2
                                               -------     ------            --    -------
Net income (loss).......................          ($24)     ($265)           $0      ($289)
                                               =======     ======            ==    =======


                      INTELLIQUEST INFORMATION GROUP, INC.
            PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)


                                                                     PRO FORMA
                                          INTELLIQUEST   PIPELINE   ADJUSTMENTS  PRO FORMA
                                          -------------  ---------  -----------  ----------
Revenues:
     Renewable subscription-based               $2,055     $    0            $0     $2,055
        products........................
     Renewable proprietary products.....         2,055          0             0      2,055
     Proprietary project research.......         2,029         10             0      2,039
                                                ------     ------            --     ------
     Total revenues.....................         6,139         10             0      6,149

Operating expenses:
     Cost of revenues...................         3,365          7             0      3,372
     Sales, general and administrative..         2,434        227             0      2,661
     Product development................           657        223             0        880
     Depreciation and amortization......           152          0             0        152
                                                ------     ------            --     ------
     Total operating expenses...........         6,608        457             0      7,065
                                                ------     ------            --     ------

Operating income (loss).................          (469)      (447)            0       (916)

Interest income (expense), net..........           (19)        (1)            0        (20)
                                                ------     ------            --     ------
Income (loss) before income taxes.......          (488)      (448)            0       (936)
Provision (benefit) for income taxes....            (1)         0             0         (1)
                                                ------     ------            --     ------
Net income (loss).......................         ($487)     ($448)           $0      ($935)
                                                ======     ======            ==     ======


             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

(A) The pro forma consolidated balance sheet gives effect to the Merger of IntelliQuest and Pipeline by combining the respective balance sheets of the two companies at March 31, 1996 on a pooling-of-interest basis. The capital accounts have been adjusted to reflect 562,500 shares of IntelliQuest Common Stock in exchange for all the outstanding shares of Pipeline Common Stock and the assumed exchange of IntelliQuest Common Stock for outstanding Pipeline stock options and warrants.
(B) The pro forma consolidated statements of income give effect to the Merger by combining the respective statements of income of the two companies for the three months ended March 31, 1996 and for each of the three years in the period ended December 31, 1995. The pro forma consolidated statements of income do not give effect to anticipated expenses and nonrecurring charges related to the Merger, which were approximately $198,000 as of June 30, 1996.
      Earnings per common share amounts for IntelliQuest and Pipeline are based on the historical fully diluted weighted average number of common shares outstanding for each company during the period. With respect to the pro forma earnings per share computation, shares of Pipeline have been adjusted to the equivalent shares of IntelliQuest for each period.